Exhibit 10.1

AMENDMENT NO. 2 TO SECURITIES PURCHASE AGREEMENT

This Amendment No. 2 Securities Purchase Agreement (this “Amendment”) is entered into on May 27, 2020 (the “Effective Date”) by and among Christos P. Traios, a resident of Piraeus, Greece (the “Seller”), Petrogress, Inc., a Delaware corporation ("Petrogress") and Petrogress lnt'l LLC, a Delaware limited liability company and wholly owned subsidiary of Petrogress (the "Purchaser," and together with Petrogress and Seller, the "Parties" and each individually, a "Party").

WHEREAS, the Parties have entered into that certain Securities Purchase Agreement dated effective as of September 30, 2017, which was amended pursuant to that certain Amendment to Securities Purchase Agreement dated effective as of April 24, 2019 (as amended to date, the “Securities Purchase Agreement”), pursuant to which the Purchaser acquired 1,080,000 shares (the “Shares”) of Petrogres Africa Company Limited, a limited liability company formed under The Companies Code, 1963 (Act. 179) in the Republic of Ghana (Reg. No. CS1866362016) (“PACL”);

WHEREAS, as of the Effective Date, neither Petrogress nor the Purchaser has paid any of the consideration payable to Seller under the Securities Purchase Agreement,

WHEREAS, the parties desire to amend the Securities Purchase Agreement upon the terms set forth herein;

NOW, THEREFORE, for and in consideration of the promises, agreements, covenants, representations and obligations herein contained, and such other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.     Reduction of Purchased Shares; Option Shares and Option Period. The Parties agree that the Securities Purchase Agreement is hereby amended to reflect that Purchaser shall be entitled to retain 216,000 of the PACL Shares, for which it shall continue to be obligated to pay Seller aggregate consideration of $180,000 ($1.20 per share), as provided for in the Securities Purchase Agreement. Seller shall also retain the right to Optional Conversion for any portion of the unpaid Purchase Price for PACL Shares held by Purchaser, as provided in the Securities Purchase Agreement. Purchaser shall also retain the option upon written notice of the Seller to purchase the remaining 864,000 PACL Shares (the “Option Shares”), upon the terms and for the consideration provided for in the Securities Purchase Agreement (specifically, at a Purchase Price of $1.20 per share), beginning upon the Effective Date and ending on August 31st, 2020 (the “Option Period”). Upon exercise of its right to purchase the Option Share and payment of the Purchase Price for such Option Shares, the Seller shall promptly obtain from PACL and deliver to Seller a certificate representing the Option Shares so purchased.

2.     Return of Option Shares. Upon the Effective Date, Purchaser shall execute and deliver to Seller any certificate(s) representing the Option Shares, duly endorsed for transfer, accompanied by all necessary documentation to transfer legal title in the of the Option Shares directly to Seller (the “Assignment”), free and clear of any liens, encumbrances and claims of any kind. Purchaser hereby represents and warrants that the Option Shares transferred hereunder are free and clear of all liens, encumbrances and claims of any kind.

3.      Miscellaneous.

(a)     Effect. Except as amended hereby, the Securities Purchase Agreement shall remain in full force and effect.

(b)     No Waiver. This Amendment is effective only in the specific instance and for the specific purpose for which it is executed and shall not be considered a waiver or agreement to amend as to any provision of the Securities Purchase Agreement in the future.

(c)     Defined Terms. All capitalized terms used but not specifically defined herein shall have the same meanings given such terms in the Securities Purchase Agreement unless the context clearly indicates or dictates a contrary meaning.

(d)     Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware, without regard to conflicts of laws principles.

(e)     Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and each of the parties hereto may execute this Amendment by signing any of such counterparts.

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IN WITNESS WHEREOF, the Parties have executed this Amendment No. 2 to Securities Purchase Agreement as of the Effective Date.

Petrogress:

Petrogress, Inc.,
a Delaware corporation

By:	/s/ Christos P. Traios
Name:	Christos P. Traios
Title:	Chief Executive Officer

Purchaser:

Petrogress Int’l LLC,
a Delaware limited liability company

By:	/s/ Christos P. Traios
Name:	Christos P. Traios
Title:	Chief Executive Officer

Seller:

/s/ Christos P. Traios
Christos P. Traios, Individually

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